UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 1, 2019

LUBOA GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-199210	90-1007098
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2nd Floor, Area A, #59 Longjing 2nd Rd, Baocheng Block 3,

Baoan District, Shenzhen, China 518000

(Address, including zip code, of principal executive offices)

+86 18304043465

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01. Entry into a Material Definitive Agreement.

On April 1, 2019, Luboa Group, Inc. (the “Company”) entered into a definitive Share Exchange Agreement (the “Share Exchange Agreement”) with Bangtong Technology International Limited, a Seychelles International Business Company (“Bangtong International”), and the shareholders of Bangtong International (the “Shareholders”). Pursuant to the Share Exchange Agreement, the Shareholders have agreed to transfer all of the ordinary shares of Bangtong International held by them, constituting all of the issued and outstanding capital stock of Bangtong International, in exchange for 100 million newly issued shares of the Company’s common stock (the “Shares”) that will, in the aggregate, constitute approximately 89.6% of the issued and outstanding capital stock of the Company on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement (the “Closing”).

The Closing is subject to several conditions, including the following:

●	The representations and warranties of each party to the Share Exchange Agreement are true in all material respects on and as of the date of Closing with the same force and effect as though made on and as of the date of Closing;

●	No material adverse change shall have occurred with respect to Bangtong International or the Company;

●	The Company shall have provided Bangtong International and the Shareholders with reasonable assurances that the Company will be able to file a current report on Form 8-K within four (4) business days following the Closing containing the requisite audited and unaudited financial statements and the requisite Form 10-type disclosure regarding Bangtong International (the “Super 8-K”).

At any time prior to the Closing, the parties may terminate the Share Exchange Agreement by mutual written consent. In addition, the Company or Bangtong International may terminate the Share Exchange Agreement by giving written notice to other parties at any time prior to the Closing in the event the other parties have breached any material representation, warranty, or covenant contained in the Share Exchange Agreement in any material respect, if the breach has continued without cure for a period of twenty days after the notice of breach.

The foregoing description of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Exchange Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The issuance of the Shares to the Shareholders will be made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), for the offer and sale of securities not involving a public offering, and Regulation S promulgated thereunder. None of the Shares have been registered under the Act and neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth in Item 1.01 above is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit	Description
2.1	Share Exchange Agreement, dated April 1, 2019, by and among the Company, Bangtong International and the Shareholders of Bangtong International.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUBOA GROUP, INC.

Date: April 2, 2019	By:	/s/ Feng Jiang
Feng Jiang
Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description
2.1	Share Exchange Agreement, dated April 1, 2019, by and among the Company, Bangtong International and the Shareholders of Bangtong International.

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